DATED 23rd November 2012

CHINA EASTERN AIRLINES CORPORATION LIMITED

as the seller

and

AIRBUS S.A.S.

as the buyer

and

CHINA EASTERN AVIATION IMPORT AND EXPORT CORPORATION

as the Consenting Party

and

CHINA EASTERN AIRLINES, WUHAN COMPANY

CHINA EASTERN YUNNAN AIRLINES

CHINA EASTERN AIRLINES JIANGSU LTD.

SHANGHAI AIRLINES COMPANY LIMITED

as Sellers

AIRCRAFT SALE AND PURCHASE AGREEMENT

relating to

EIGHT (8) BOMBARDIER CRJ-200 AIRCRAFT

AND TEN (10) EMBRAER ERJ-145 AIRCRAFT

CT1242070

AIRCRAFT SALE AND PURCHASE AGREEMENT (the Agreement) is made on ____________________________2012

BETWEEN:

1.	CHINA EASTERN AIRLINES CORPORATION LIMITED, a company incorporated and existing under the laws of the People’s Republic of China, having its registered office at Hongqiao International Airport, No. 2550 Hongqiao Road, Shanghai 200335, the People’s Republic of China (referred to in this Agreement as China Eastern);

2.	AIRBUS S.A.S., a société par actions simplifiée incorporated under the laws of France whose registered office is at 1 rond-point Maurice Bellonte 31700 Blagnac Cedex, France (referred to in this agreement as Airbus);

3.	CHINA EASTERN AVIATION IMPORT AND EXPORT CORPORATION, a company incorporated and existing under the laws of the People’s Republic of China, having its principal place of business at Hongqiao International Airport, No. 2550 Hongqiao Road, Shanghai 200335, the People’s Republic of China (referred to in this Agreement as the Consenting Party);

4.	CHINA EASTERN AIRLINES, WUHAN COMPANY, a company incorporated and existing under the laws of the People’s Republic of China, having its registered office at 188 Julong Avenue, Panlongcheng Economic & Technological Development Zone, Wuhan, the People’s Republic of China (referred to in this Agreement as CES WUHAN);

5.	CHINA EASTERN YUNNAN AIRLINES, a company incorporated and existing under the laws of the People’s Republic of China, having its registered office at Wujiaba International Airport, Kunming, Yunnan Province, the People’s Republic of China (referred to in this Agreement as CES YUNNAN);

6.	CHINA EASTERN AIRLINES JIANGSU LTD., a company incorporated and existing under the laws of the People’s Republic of China, having its registered office at Lukou International Airport, Nanjing, the People’s Republic of China (referred to in this Agreement as CES JIANGSU); and

7.	SHANGHAI AIRLINES COMPANY LIMITED, a company incorporated and existing under the laws of the People’s Republic of China, having its registered office at Room 511 Building 6 No. 92, Honggangsan Rd., Hongqiao Airport, Shanghai, the People’s Republic of China (referred to in this Agreement as SHANGHAI AIRLINES).

WHEREAS:

A.	China Eastern and Airbus entered into an aircraft general terms agreement on 15 June 2009 and an Airbus A320 family aircraft purchase agreement with reference CT10002329 on 30 December 2010 (together the “Original Purchase Agreement”).

B.	China Eastern and Airbus entered into a first amendment to the Original Purchase Agreement on 28 June 2012 (the “Amendment No. 1”).

C	China Eastern and Airbus on the date of this Agreement have entered into a second amendment to the Original Purchase Agreement (the “Amendment No. 2”) pursuant to which Airbus has agreed to manufacture and sell and China Eastern has agreed to buy sixty (60) additional Airbus A320 family aircraft on the terms and conditions set out therein.

Aircraft Sale and Purchase Agreement Reference CT1242070	1

D.	In connection with and in consideration of the Amendment No. 2, China Eastern has agreed to sell or procure the sale of the Aircraft (as defined below) to Airbus or its nominee and Airbus has agreed to purchase or, as the case may be, to procure the purchase of the Aircraft on the terms and conditions set out herein.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement (including the Schedules to this Agreement) capitalised words and expressions have the following meanings:

A320 Aircraft means each of the Airbus A320 family aircraft which are the subject of the Amendment No. 2 to the Original Purchase Agreement, therein referred to as the “Second Batch Aircraft”.

A320 Purchase Agreement means, together, the Original Purchase Agreement as amended by the Amendment No.1 and the Amendment No.2 and as may further be amended from time to time.

Acceptance Certificate means the acceptance certificate in respect of an Aircraft substantially in the form set out in Schedule 7.

Affiliate means, with respect to any person or entity, any other person or entity directly or indirectly controlling or controlled by or under common control with such person or entity or any of the member companies of the same group as such person or entity.

Airbus Conditions Precedent means the documents, evidence and conditions specified in Schedule 5 each in form and substance satisfactory to Airbus.

Airbus Indemnitees means Airbus, any Airbus Nominee and any of their respective Affiliates, shareholders directors, officers, servants, agents and employees.

Airbus Nominee means, at Airbus’ election and with regard to each Aircraft, any person or entity that has been nominated by Airbus (and notified to China Eastern in writing) to accept Delivery of such Aircraft in accordance with the terms and conditions set out in this Agreement.

Aircraft means each Airframe together with the Aircraft Documents, Engines, parts, equipment and accessories relating thereto.

Aircraft Documents has the meaning given to it in Schedule 9.

Airframes means:

(a)	the eight (8) Bombardier CRJ-200 airframes as more particularly described in Part 1 of Schedule 1; and/or

(b)	the ten (10) Embraer ERJ-145 airframes as more particularly described in Part 1 of Schedule 1,

(each individually an Airframe).

Approved Provider means:

(a)	in the case of a Ferry Flight, the relevant Seller, the Consenting Party or any Affiliate of China Eastern approved by Airbus in writing in advance; and

Aircraft Sale and Purchase Agreement Reference CT1242070	2

(b)	in the case of an Intermediate Storage or Longer Term Storage, any person approved by Airbus in writing in advance.

Aviation Authority means the Civil Aviation Administration of China (CAAC) and includes any successor agency to the CAAC.

Bill of Sale means the bill of sale in respect of an Aircraft substantially in the form set out in Schedule 6.

Business Day means: (i) any day other than a Saturday or Sunday on which business of the nature contemplated by this Agreement is carried out in Toulouse, Shanghai and the location of any Airbus Nominee; and (ii) where used in relation to payments, any days on which banks are open for business in Toulouse, Shanghai, New York and the location of any Airbus Nominee.

China Eastern Conditions Precedent means the documents, evidence and conditions specified in Schedule 4, each in form and substance satisfactory to China Eastern.

China Eastern Indemnitees means China Eastern and any of its respective Affiliates, shareholders, directors, officers, servants, agents and employees.

Conditions Precedent means, collectively, the Airbus Conditions Precedent and the China Eastern Conditions Precedent.

Delivery means, with regard to each Aircraft, the delivery of, sale and transfer of title to such Aircraft in accordance with Clause 7 (and the term Delivered shall be construed accordingly).

Delivery Condition means the conditions set out in Schedule 9.

Delivery Date means, with regard to each Aircraft, the actual date (being a Business Day) on which Delivery of such Aircraft occurs.

Delivery Location means, in respect of each Aircraft, the location of Delivery of the Aircraft as specified in column 5 of Part 1 of Schedule 1 or such other location as Airbus and China Eastern may agree in writing.

Engines means, together, all of the engines listed in Part 2 of Schedule 1 and, with regard to a specific Aircraft, the two (2) of such engines (of make and model relevant to that Aircraft type as specified in column 4 of Part 1 of Schedule 1) installed on or to be installed on that Airframe at Delivery.

Ferry Flight has the meaning given to it in clause 7.10.1.

Ferry Flight Agreement has the meaning given to it in clause 7.10.4.

Ferry Flight Destination has the meaning given to it in clause 7.10.1.

FOD means foreign object damage.

Gross Sale Price means, in respect of each Aircraft, the amount in US Dollars relevant to such Aircraft specified in column 7 of Part 1 of Schedule 1.

Intermediate Storage has the meaning given to it in clause 7.10.2.

Lien means any mortgage, charge, assignment, pledge, lien, statutory right in rem, right of possession, attachment or detention, right of set-off, title retention arrangement, encumbrance or any other arrangement which has the effect of giving another person any security claim or interest.

Longer Term Storage has the meaning given to it in clause 7.10.4.

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Losses and Loss means as the context may require, costs, expenses, fees, interest, payments, demands, obligations, liabilities, claims, suits, actions, proceedings, penalties, fines, damages, judgements, orders or other sanctions causing pecuniary or other economic loss.

Manufacturer Agreement has the meaning given to it in paragraph (e) of Schedule 5 to this Agreement.

Material Damage means any incident or accident involving an Aircraft which would in have a material negative effect on the residual value or utility of the Aircraft.

Non-PRC Deduction has the meaning given to it in Clause 5.6.1.

Non-PRC Taxes means any and all Taxes imposed from time to time by any political or government entity or taxation authority outside the PRC.

PRC means the People’s Republic of China.

PRC Deduction has the meaning given to it in Clause 5.5.1.

PRC Taxes means any and all Taxes imposed from time to time by any political or government entity or taxation authority in the PRC.

Prospective Lessee or Purchaser means, with regard to each Aircraft, any person or entity that has expressed an interest in writing to Airbus (and that Airbus has notified to China Eastern in writing) to lease or purchase such Aircraft and who may participate in the Aircraft inspection process, limited to a maximum of two such persons or entities for any one Aircraft.

Sale Documents means this Agreement, the Bills of Sale, the Acceptance Certificates, any Ferry Flight Agreement(s), and Storage Agreements(s), any other agreement in writing agreed by Airbus and China Eastern to be a Sale Document and any written agreement amending or supplementing any of the foregoing.

Scheduled Delivery Date has the meaning given to it in clause 7.1, such date being a Business Day (otherwise the Scheduled Delivery Date shall be the next occurring Business Day).

Seller means collectively each of CES WUHAN, CES YUNNAN, CES JIANGSU and SHANGHAI AIRLINES and in respect of each Aircraft the Seller identified alongside such Aircraft in column 8 of Part 1 of Schedule 1.

Storage Agreement has the meaning given to it in clause 7.10.5.

Taxes means any and all taxes, (including, without limitation, gross receipts, franchise, capital, preferences, sales, rentals, use, turnover, property (tangible and intangible), documentary, excise, stamp duties or value added taxes), levies, imposts, duties, charges, surcharges, assessments or withholdings of any nature whatsoever together with any and all penalties, fines, additions to tax and interest thereon or computed with reference thereto.

Termination Event means any of the events or circumstances set out in Clause 13.1.

Total Loss means, with respect to an Aircraft:

(a)	***

(b)	***

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(c)	***

(d)	***

Undelivered A320 has the meaning given to it in Clause 14.1.

Undelivered Aircraft means each Aircraft in respect of which sale by China Eastern or the relevant Seller and purchase by Airbus or by an Airbus Nominee, as the case may be, under this Agreement has not yet been completed and in respect of which no Bill of Sale has been signed and delivered.

US Dollars and US$ shall mean the lawful currency of the United States.

1.2	Interpretation

In this Agreement (including the Schedules to this Agreement), unless the contrary intention is stated, a reference to:

(i)	each of China Eastern, Airbus or any other person includes, without prejudice to the provisions of this Agreement restricting transfer or assignment, any successor, assignee or transferee;

(ii)	words importing the plural shall include the singular and vice versa;

(iii)	any document shall include that document as amended, novated, assigned or supplemented;

(iv)	a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

(v)	any law, or to any specified provision of any law, is a reference to such law or provision as amended, substituted or re enacted; and

(vi)	airworthy and airworthiness unless otherwise indicated means airworthiness according to all requirements of the Aviation Authority (passenger transport category CCAR121) and the possession in respect of an Aircraft of a current Certificate of Airworthiness issued by the Aviation Authority.

Clause and Schedule headings are for ease of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

2.	REPRESENTATIONS AND WARRANTIES

2.1	China Eastern Representations and Warranties

China Eastern represents and warrants to Airbus on the terms set out in Schedule 2. The representations and warranties in Schedule 2 will survive the execution of this Agreement and will be deemed to be repeated by China Eastern on the date hereof and on the Delivery Date of each Aircraft with reference to the facts and circumstances then existing.

2.2	Airbus’ Representations and Warranties

Airbus represents and warrants to China Eastern on the terms set out in Schedule 3. The representations and warranties in Schedule 3 will survive the execution of this Agreement and will be deemed to be repeated by Airbus on the date hereof and on the Delivery Date of each Aircraft with reference to the facts and circumstances then existing.

Aircraft Sale and Purchase Agreement Reference CT1242070	5

2.3	No Prejudice

The rights of Airbus and China Eastern in relation to any misrepresentation or breach of warranty by Airbus or, as the case may be, China Eastern shall not be prejudiced by any investigation by or on behalf of Airbus or, as the case may be, China Eastern into the affairs of such other party.

3.	AGREEMENT TO SELL AND PURCHASE

3.1	Subject to the terms and conditions of this Agreement, China Eastern agrees to sell or procure the sale of each Aircraft to Airbus or, if applicable, to an Airbus Nominee and Airbus agrees to purchase or, as the case may be, to procure the purchase of each Aircraft by such Airbus Nominee in the Delivery Condition.

3.2	Other than in respect of any transfer made in accordance with Clause 17, Airbus will remain bound by the terms of this Agreement to the extent that any Airbus Nominee fails to perform.

3.3	Other than in respect of any transfer made in accordance with Clause 17, China Eastern will remain bound by the terms of this Agreement to the extent that any Seller fails to perform.

4.	CONDITIONS PRECEDENT

4.1	China Eastern Conditions Precedent

4.1.1	The obligation of China Eastern to sell or to procure the sale of each Aircraft shall be subject to fulfilment of the China Eastern Conditions Precedent set out in Schedule 4, on or prior to the date for fulfilment of such China Eastern Conditions Precedent (except to the extent that China Eastern agrees in writing in its absolute discretion to waive or defer any such condition).

4.1.2	The China Eastern Conditions Precedent have been inserted for the benefit of China Eastern and may be waived in writing, in whole or in part and with or without conditions, by China Eastern without prejudicing the right of China Eastern to receive fulfilment of such conditions, in whole or in part, at any time thereafter.

4.2	Airbus Conditions Precedent

4.2.1	The obligation of Airbus to purchase or, as the case may be, to procure the purchase by the Airbus Nominee of each Aircraft shall be subject to fulfilment of the Airbus Conditions Precedent set out in Schedule 5, on or prior to the date for fulfilment of such Airbus Conditions Precedent (except to the extent that Airbus agrees in writing in its absolute discretion to waive or defer any such condition).

4.2.2	The Airbus Conditions Precedent have been inserted for the benefit of Airbus and may be waived in writing, in whole or in part and with or without conditions, by Airbus without prejudicing the right of Airbus to receive fulfilment of such conditions, in whole or in part, at any time thereafter.

4.3	Non-fulfilment of Conditions Precedent

If any of the Conditions Precedent remain outstanding on an Aircraft’s Scheduled Delivery Date and are not waived or deferred in writing by China Eastern or, as the case may be, Airbus, the relevant provisions of Clause 7.2 shall apply.

Aircraft Sale and Purchase Agreement Reference CT1242070	6

5.	PAYMENTS

5.1	Gross Sale Price

The purchase price for each Aircraft shall be an amount in US Dollars equal to the Gross Sale Price of such Aircraft.

5.2	Clause 5.2

Intentionally left blank.

5.3	Payment of Gross Sale Price

Airbus shall on the Delivery Date of each Aircraft pay or procure the payment to China Eastern of the Gross Sale Price in respect of such Aircraft, such payment to be made in accordance with the provisions of Clauses 5.4 to 5.9 below.

5.4	Taxes

5.4.1	***

5.4.2	***

5.4.3	***

5.4.4	***

5.5	No gross-up - Airbus

5.5.1	***

(a) ***

(b) ***

(c) ***

Aircraft Sale and Purchase Agreement Reference CT1242070	7

5.5.2	***

5.5.3	***

5.6	Gross-up - Airbus

5.6.1	***

5.6.2	***

5.7	No gross-up - China Eastern

5.7.1	***

(a) ***

(b) ***

(c) ***

5.7.2	***

5.7.3	***

Aircraft Sale and Purchase Agreement Reference CT1242070	8

5.8	Gross-up - China Eastern

5.8.1	***

5.8.2	***

5.9	Payments

Airbus shall pay or, as the case may be, procure the payment of each Gross Sale Price in US Dollars in immediately available funds by wire transfer to the following account:

Beneficiary:	***
Account Number:	***
Receiving Bank:	***
SWIFT Address:	***

If any payment would otherwise be due on a non Business Day, it will be due on the next succeeding Business Day.

6.	ENGINES

Each Aircraft shall be Delivered with two (2) of the Engines listed in Part 2 of Schedule 1 installed (of make and model relevant to that Aircraft type). The engine serial numbers ***

7.	DELIVERY PROCEDURE AND ACCEPTANCE

7.1	Scheduled Delivery Dates

Airbus and China Eastern agree that the Aircraft shall each be Delivered during the quarters set out in column 6 of Part 1 of Schedule 1 *** (each a Scheduled Delivery Date).

7.2	Late Delivery

7.2.1	China Eastern shall immediately notify Airbus upon becoming aware of any circumstances which could result in China Eastern not being in a position to tender or procure the tender of any Aircraft for Delivery on its Scheduled Delivery Date.

Aircraft Sale and Purchase Agreement Reference CT1242070	9

7.2.2	***

7.3	Delivery Condition

Airbus’ obligation to purchase each Aircraft is conditional upon each Aircraft complying on its Delivery Date with the Delivery Condition.

7.4	Inspection

With regard to each Aircraft, Airbus and any Airbus Nominee shall be entitled to conduct a physical inspection and records analysis in accordance with and in the manner set out in Schedule 9 for the purposes of confirming that such Aircraft meets the Delivery Condition and is otherwise airworthy and in good working order and repair.

7.5	Delivery

China Eastern shall tender or procure the tender of each Aircraft for Delivery to Airbus or, as the case may be, any Airbus Nominee in the Delivery Condition at the Delivery Location on the Scheduled Delivery Date.

7.6	Acceptance

Subject to the terms and conditions of this Agreement and the receipt or waiver by Airbus of the Airbus Conditions Precedent set out in Schedule 5, Airbus shall be obliged to accept delivery (or to procure that the Airbus Nominee accepts delivery) of each Aircraft when tendered for delivery in accordance with the terms of this Agreement and to execute and deliver (or to procure that the Airbus Nominee executes and delivers) the Acceptance Certificate in respect of such Aircraft, which shall be conclusive evidence of the matters stated therein.

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7.7	Transfer of Title

With regard to each Aircraft, upon:

7.7.1	delivery to China Eastern of the Acceptance Certificate relating to such Aircraft duly executed by Airbus or by the Airbus Nominee, as applicable; and

7.7.2	receipt or waiver by China Eastern of the China Eastern Conditions Precedent set out in Schedule 4,

China Eastern shall pass, or shall procure the passing of, title to such Aircraft to Airbus or, as the case may be, the Airbus Nominee by delivering a Bill of Sale, with full title guarantee free and clear of all Liens.

7.8	Risk Passing

The risk of loss or destruction of each Aircraft or damage to such Aircraft shall pass to Airbus or, as the case may be, to the Airbus Nominee upon Delivery.

7.9	Exportation & Customs Clearance

***

7.10	Post-Delivery Ferry Flights / Intermediate Storage / Longer Term Storage

7.10.1	***

7.10.2	***

7.10.3	***

(a)	***

(b)	***

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(c)	***

(d)	***

(e)	***

(f)	***

(g)	***

(h)	***

7.10.4	***

7.10.5	***

Aircraft Sale and Purchase Agreement Reference CT1242070	12

8.	TOTAL LOSS BEFORE DELIVERY

***

9.	CONDITION OF AIRCRAFT

9.1	Disclaimers

SUBJECT ALWAYS TO THE TERMS AND CONDITIONS SET OUT IN THIS AGREEMENT AND TO EACH AIRCRAFT BEING IN THE REQUIRED DELIVERY CONDITION, AIRBUS AGREES THAT AS BETWEEN AIRBUS AND CHINA EASTERN EACH AIRCRAFT AND EACH PART THEREOF IS TO BE SOLD AND PURCHASED ON AN AS IS, WHERE IS BASIS AS AT ITS DELIVERY DATE, AND, EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT AND THE OTHER SALE DOCUMENTS, NO TERM, CONDITION, WARRANTY, REPRESENTATION OR IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF SUCH AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE COMPLETENESS OR CONDITION OF THE TECHNICAL RECORDS, OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN, OR OTHER PROPRIETARY RIGHTS; AND, EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT AND THE OTHER SALE DOCUMENTS, ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

9.2	Waiver

AIRBUS HEREBY WAIVES, AS BETWEEN ITSELF (ON THE ONE HAND) AND CHINA EASTERN (ON THE OTHER HAND), ALL OF ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, ON THE PART OF CHINA EASTERN AND ALL CLAIMS AGAINST CHINA EASTERN HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE OPERATION OR PERFORMANCE OF EACH AIRCRAFT, THIS AGREEMENT OR THE OTHER SALE DOCUMENTS, PROVIDED ALWAYS THAT THIS WAIVER SHALL NOT APPLY TO THE WARRANTIES AND REPRESENTATIONS GIVEN BY CHINA EASTERN TO AIRBUS IN ANY OF THE SALE DOCUMENTS.

10.	OPERATIONAL INDEMNITIES

10.1	***

Aircraft Sale and Purchase Agreement Reference CT1242070	13

(i)	***

(ii)	***

(iii)	***

10.2	***

(i)	***

(ii)	***

(iii)	***

10.3	The obligations of China Eastern and Airbus to make any payment pursuant to this Clause 10 are continuing obligations and shall remain in full force and effect notwithstanding any termination of this Agreement.

11.	TAX INDEMNITIES

11.1	***

11.2	***

11.3	***

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12.	LIABILITY INSURANCE

Airbus shall maintain or procure that liability insurance is maintained in respect of each Aircraft with China Eastern or the relevant Seller, as the case may be, as additional insured during the period commencing on its Delivery Date and ending on the earlier of:

***

13.	TERMINATION

13.1	The termination of the A320 Purchase Agreement for any reason in accordance with its terms with respect to any or all of the A320 Aircraft shall be a Termination Event and shall constitute a repudiatory breach by China Eastern of this Agreement.

13.2	If a Termination Event occurs, Airbus may, at its option and without prejudice to any other rights it may then have, at any time thereafter terminate all or part this Agreement and any other Sale Documents (including, without limitation, with respect to any or all Undelivered Aircraft), whereupon all or part (as applicable) of this Agreement and any such Sale Documents shall be of no further force and effect.

13.3	***

14.	***

14.1	***

14.2	***

15.	CO-OPERATION

Airbus requests and China Eastern undertakes at its own cost to cooperate (and to ensure the cooperation of each Seller) fully with Airbus at all times and to provide (and to ensure the provision by each Seller of) all assistance and access as may be reasonable within its power to facilitate the remarketing of each Aircraft by Airbus to any third party or potential Airbus Nominee, provided that such co-operation does not unreasonably disrupt the scheduled revenue passenger operations of each Aircraft.

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16.	MANUFACTURER’S WARRANTIES

16.1	China Eastern hereby agrees to procure the assignment to Airbus or, as the case may be, to the Airbus Nominee of any remaining and assignable warranties of any manufacturer, vendor or repairer which may exist at Delivery.

16.2	If it is not possible for China Eastern to assign certain remaining warranties of any manufacturer, vendor or repairer which may exist at Delivery, China Eastern agrees to use its best endeavours to procure that the benefit of such warranties is transferred to or is otherwise accounted for to Airbus or, as the case may be, to the Airbus Nominee.

17.	BENEFIT OF AGREEMENT

Airbus shall at any time have (i) the right to nominate an Airbus Nominee to act as buyer in accordance with the terms and conditions set out in this Agreement and/or (ii) the right to assign, sell, transfer or otherwise dispose of its rights and obligations under this Agreement and the other Sale Documents to any person with the consent of China Eastern (not to be unreasonably withheld). The agreements contained in this Agreement are, without prejudice to China Eastern’s right to nominate an Approved Provider under Clause 7.10 or to procure the sale of any Aircraft by a Seller, personal to China Eastern and none of China Eastern, the Sellers and the Consenting Party may assign, transfer, novate or otherwise dispose of any of its rights or obligations under this Agreement or the Sale Documents without the prior written agreement of Airbus.

18.	WAIVER

18.1	The failure of any party to enforce at any time any of the provisions of this Agreement, or to exercise any option herein provided, or to require at any time performance by the other party of any of the provisions herein, shall in no way be construed to be a present or future waiver of such provision nor in any way affect the validity of this Agreement or any part thereof or the right of the other party thereafter to enforce each and every such provision.

18.2	The waiver by any party to any provision, condition or requirement of this Agreement (otherwise than by express waiver or a variation in writing) shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

18.3	The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by applicable law.

19.	REMARKETING

***

(a)	***

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(b)	***

(c)	***

***

20.	NOTICES

All notices under or in connection with this Agreement will, unless otherwise stated, be given in writing by letter or facsimile. Any such notice is deemed effectively to be given as follows:

20.1	if by letter, when delivered; and

20.2	if by facsimile, when transmitted and full transmission has been confirmed by the sender’s fax machine.

The address and facsimile numbers of China Eastern and Airbus are as follows:

China Eastern:	China Eastern Airlines Corporation Limited

Address:	Hongqiao International Airport No. 2550 Hongqiao Road Shanghai 200335 People’s Republic of China

Attention:	Manager - Fleet Planning
Facsimile:	+86 21 62686393

Airbus:	Airbus S.A.S.
Address:	1 rond-point Maurice Bellonte 31707 Blagnac CEDEX France

Attention:	Vice President - Asset Management
Facsimile:	+33 5 61 93 30 37

21.	MISCELLANEOUS

21.1	Severability

If a provision of this Agreement or any of the other Sale Documents is or becomes illegal, invalid or unenforceable in any jurisdiction that will not affect:

21.1.1	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement or the Sale Documents; or

21.1.2	the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement or the Sale Documents.

21.2	Expenses

***

Aircraft Sale and Purchase Agreement Reference CT1242070	17

21.3	Sole and Entire Agreement

This Agreement contains the entire agreement between the parties in relation to the matters referred to herein and supersedes any previous understandings, commitments or representations whatsoever oral or written. No provision of this Agreement may be changed, waived or discharged except by an instrument in writing signed by all parties (or by their duly authorised representatives or agents).

21.4	Language

All notices to be given under this Agreement will be in English. All other documents delivered to China Eastern by Airbus or, as the case may be, delivered to Airbus by China Eastern, pursuant to this Agreement will (unless otherwise expressly stated herein) be in English, or if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement and any version in any other language, the English version will prevail.

21.5	Time of the Essence

The time stipulated in this Agreement for the performance of the payment obligations of Airbus or China Eastern, as the case may be, under this Agreement shall be of the essence of this Agreement.

21.6	Counterparts

This Agreement may be executed in counterparts, each of which will constitute one and the same document.

21.7	Further Assurances

Airbus and China Eastern each agree from time to time and at the requesting party’s cost to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or requested by the other party to establish, maintain and protect the rights and remedies of such party and to carry out and effect the intent and purpose of this Agreement.

21.8	Third Party Rights

The parties do not intend that any term of this Agreement shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 (the Act) by any person who is not a party to this Agreement. The parties may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Agreement in accordance with the terms of this Agreement without the consent of any person who is not a party to this Agreement.

21.9	No Brokers

Airbus and China Eastern each represent and warrant to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with this Agreement or the other Sale Documents or any of the transactions contemplated hereby or thereby.  Each party agrees to indemnify and hold the others harmless from and against any and all claims, suits, damages, costs and expenses (including reasonable legal fees) asserted by any agent, broker or third party appointed by the indemnifying party in respect of any commission or compensation of any nature whatsoever based upon the Aircraft, this Agreement, the other Sale Documents or any of the transactions contemplated hereby or thereby.

Aircraft Sale and Purchase Agreement Reference CT1242070	18

21.10	Consenting Party and Sellers

The Consenting Party and each of the Sellers signs this Agreement in acknowledgement of its terms and does not, unless otherwise expressly stated, have any rights or obligations arising under or out of this Agreement.

22.	CONFIDENTIALITY

22.1	This Agreement (and its existence) and any data exchanged between the parties in connection with this Agreement (together the Confidential Information) shall be treated by the parties as confidential and shall not be released in whole or in part to any third party except:

22.1.1	as may be required by law;

22.1.2	to appointed legal, tax or accounting advisors who are bound by a professional duty of confidentiality and who need to be involved for the implementation of the transactions contemplated by this Agreement;

22.1.3	by Airbus to an Airbus Nominee;

22.1.4	otherwise in accordance with Clause 22.2.2 below.

22.2	Without prejudice to the foregoing, the parties agree:

22.2.1	not to make any press release concerning the Confidential Information without the prior written consent of the other party hereto; and

22.2.2	that each party shall enter into consultations with the others reasonably in advance of any required disclosure of Confidential Information to a third party (the Receiving Party) and that any subsequent disclosure to a Relevant Party shall be subject to written agreement between China Eastern and Airbus, including in particular, but not limited to, the following details:

(a)	the contact details of the Receiving Party; and

(b)	the nature and extent of the Confidential Information being disclosed.

22.3	In the case of a disclosure of Confidential Information by China Eastern, any Seller or the Consenting Party in connection with any filing required to be made with any governmental or regulatory agency, China Eastern, such Seller and the Consenting Party shall use their best efforts to limit the disclosure of the Confidential Information to the minimum that is legally required. China Eastern agrees that prior to any such disclosure or filing, Airbus and China Eastern shall jointly review and agree on the Confidential Information to be filed or disclosed.

22.4	The provisions of this Clause 22 shall survive any termination of this Agreement for a period of twelve (12) years after the date of Delivery of the last Aircraft to be delivered under this Agreement.

23.	LAW AND JURISDICTION

23.1	This Agreement and the relationship between the parties shall be governed by and construed in accordance with English law.

23.2	The courts of England are to have jurisdiction to settle any disputes arising under or in connection with this Agreement and each party submits to the non-exclusive jurisdiction of the English courts with respect to such disputes

Aircraft Sale and Purchase Agreement Reference CT1242070	19

23.3	Each party:

23.3.1	waives objection to the English courts on grounds of forum non conveniens or otherwise as regards proceedings in connection with this Agreement;

23.3.2	agrees that a judgment or order of an English court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

23.4	Without prejudice to any other mode of service allowed under any relevant law:

23.4.1	China Eastern, the Sellers and the Consenting Party appoint China Eastern Airlines London Office of 37-39 George Street, London, W1U 3QD, United Kingdom as their agent for service of process in relation to any proceedings before the English courts in connection with any Sale Document; and

23.4.2	Airbus appoints Airbus Operations Limited, New Filton House, Filton, Bristol, BS99 7AR, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with any Sale Document; and

all parties agree that failure by a process agent to notify them of the process will not invalidate the proceedings concerned.

IN WITNESS whereof this Agreement has been signed on the day and year first above written.

Aircraft Sale and Purchase Agreement Reference CT1242070	20

SCHEDULE 1

AIRCRAFT

Part 1

	1 Airframe Make/Model	2 Manufacturer’s Serial Number	3 Chinese Registration	4 Engine Make/Model	5 Delivery Location	6 Scheduled Delivery Date	7 Gross Sale Price (US$)	8 Seller

1.	Bombardier CRJ-200	7571	B-3013	CF34-3B1	Kunming	***	***	CES YUNNAN

2.	Bombardier CRJ-200	7581	B-3019	CF34-3B1	Kunming	***	***	CES YUNNAN

3.	Bombardier CRJ-200	7596	B-3021	CF34-3B1	Kunming	***	***	CES YUNNAN

4.	Bombardier CRJ-200	7647	B-3070	CF34-3B1	Kunming	***	***	CES YUNNAN

Aircraft Sale and Purchase Agreement Reference CT1242070	21

	1 Airframe Make/Model	2 Manufacturer’s Serial Number	3 Chinese Registration	4 Engine Make/Model	5 Delivery Location	6 Scheduled Delivery Date	7 Gross Sale Price (US$)	8 Seller

5.	Bombardier CRJ-200	7684	B-3071	CF34-3B1	Kunming	***	***	CES YUNNAN

6.	Bombardier CRJ-200	7453	B-3018	CF34-3B1	Shanghai	***	***	SHANGHAI AIRLINES

7.	Bombardier CRJ-200	7459	B-3020	CF34-3B1	Shanghai	***	***	SHANGHAI AIRLINES

8.	Bombardier CRJ-200	7556	B-3011	CF34-3B1	Shanghai	***	***	SHANGHAI AIRLINES

9.	Embraer ERJ-145	14500839	B-3049	AE3007A1	Nanjing	***	***	CES JIANGSU

10.	Embraer ERJ-145	14500848	B-3050	AE3007A1	Nanjing	***	***	CES JIANGSU

Aircraft Sale and Purchase Agreement Reference CT1242070	22

	1 Airframe Make/Model	2 Manufacturer’s Serial Number	3 Chinese Registration	4 Engine Make/Model	5 Delivery Location	6 Scheduled Delivery Date	7 Gross Sale Price (US$)	8 Seller

11.	Embraer ERJ-145	14500898	B-3051	AE3007A1	Nanjing	***	***	CES JIANGSU

12.	Embraer ERJ-145	14500905	B-3052	AE3007A1	Nanjing	***	***	CES JIANGSU

13.	Embraer ERJ-145	14500882	B-3053	AE3007A1	Nanjing	***	***	CES JIANGSU

14.	Embraer ERJ-145	14500921	B-3055	AE3007A1	Wuhan	***	***	CES WUHAN

15.	Embraer ERJ-145	14500928	B-3056	AE3007A1	Wuhan	***	***	CES WUHAN

16.	Embraer ERJ-145	14500932	B-3057	AE3007A1	Wuhan	***	***	CES WUHAN

Aircraft Sale and Purchase Agreement Reference CT1242070	23

	1 Airframe Make/Model	2 Manufacturer’s Serial Number	3 Chinese Registration	4 Engine Make/Model	5 Delivery Location	6 Scheduled Delivery Date	7 Gross Sale Price (US$)	8 Seller

17.	Embraer ERJ-145	14500958	B-3058	AE3007A1	Wuhan	***	***	CES WUHAN

18.	Embraer ERJ-145	14500949	B-3059	AE3007A1	Wuhan	***	***	CES WUHAN

Aircraft Sale and Purchase Agreement Reference CT1242070	24

Part 2

Engine Make/Model: CF34-3B1 (16 of the following 19 engine pool)

Engine Serial Numbers

873589	873246
873161	873493
872856	872878
873195	873387
873235	872855
873390	873123
873164	872877
873234	873118
873490	873388
873200

Engine Make/Model: AE3007A1 (20 of the following 24 engine pool)

Engine Serial Numbers

CAE-312818	CAE-312866	CAE-313006	CAE-312963
CAE-312819	CAE-312878	CAE-313014	CAE-312979
CAE-312853	CAE-312854	CAE-312952	CAE-312855
CAE-312938	CAE-312940	CAE-313013	CAE-312863
CAE-312777	CAE-313005	CAE-312957	CAE-312982
CAE-312861	CAE-313039	CAE-312980	CAE-313040

Aircraft Sale and Purchase Agreement Reference CT1242070	25

SCHEDULE 2

CHINA EASTERN REPRESENTATIONS AND WARRANTIES

China Eastern represents and warrants to Airbus that:

(a)	Status: China Eastern and each Seller are companies duly incorporated under the laws of China and each Seller is a wholly owned subsidiary of China Eastern;

(b)	Power and authority: China Eastern and each Seller have the power to: (i) enter into and perform and have taken all necessary action to authorise the entry into, performance and delivery of this Agreement and the other Sale Documents to which they are party; (ii) to own their assets; and (iii) carry on their business as it is being conducted;

(c)	Legal validity: this Agreement and the other Sale Documents to which China Eastern and each Seller are party constitute, or when entered into will constitute, China Eastern’s and/or such Seller’s legal, valid and binding obligation;

(d)	Non-conflict: neither the execution and delivery of this Agreement or any of the other Sale Documents to which China Eastern or any Seller is party, nor the performance of any of the obligations contained herein or therein will contravene any law, judgement or order by which China Eastern or such Seller or any of their assets is bound or affected; and

(e)	No immunity:

(i)	China Eastern and each Seller are subject to civil commercial law with respect to their obligations under this Agreement and the other Sale Documents to which they are party; and

(ii)	none of China Eastern, each Seller nor any of their assets are entitled to any right of immunity, and the entry into and performance of this Agreement and the other Sale Documents to which they are party constitute private and commercial acts.

(f)	No Liens: at the Delivery the Aircraft shall be free and clear of all Liens.

Aircraft Sale and Purchase Agreement Reference CT1242070	26

SCHEDULE 3

AIRBUS REPRESENTATIONS AND WARRANTIES

Airbus represents and warrants to China Eastern that:

(g)	Status: Airbus is a company duly incorporated under the laws of France.

(h)	Power and authority: Airbus has the power to enter into and perform, and has taken all necessary corporate action to (i) authorise the entry into, performance and delivery of this Agreement and the other Sale Documents to which it is party; (ii) own its assets; and (iii) carry on its business as it is being conducted.

(i)	Legal validity: this Agreement and the other Sale Documents to which it is a party constitutes, or when entered into will constitute, Airbus’ legal, valid and binding obligations enforceable against Airbus in accordance with the terms hereof and thereof;

(j)	Non-conflict: neither the execution and delivery of this Agreement or any of the other Sale Documents to which Airbus is party, nor the performance of any of the obligations contained herein or therein will contravene any law, judgement or order by which Airbus or any of its assets are bound or affected;

(k)	No immunity:

(i)	Airbus is subject to civil commercial law with respect to its obligations under this Agreement and the other Sale Documents to which it is a party; and

(ii)	neither Airbus nor any of its assets is entitled to any right of immunity, and the entry into and performance by Airbus of this Agreement and the other Sale Documents to which it is a party constitute private and commercial acts.

Aircraft Sale and Purchase Agreement Reference CT1242070	27

SCHEDULE 4

CHINA EASTERN CONDITIONS PRECEDENT

The obligation of China Eastern to sell and deliver an Aircraft or to procure the sale and delivery of an Aircraft on the terms and conditions set out in this Agreement is conditional upon satisfaction in full, on the Delivery Date, of the following conditions, each in form and substance satisfactory to China Eastern:

(a)	Insurance: ***

(b)	Licences, Consents and Registrations: ***

(c)	No Default: ***

(d)	Representations: ***

(e)	Legality: ***

(f)	No Total Loss or Material Damage: ***

(g)	Gross Sale Price: ***

(h)	Opinion ***

(i)	Powers of Attorney: ***

(j)	Corporate Certificate: ***

(k)	Sale Documents: ***

Aircraft Sale and Purchase Agreement Reference CT1242070	28

SCHEDULE 5

AIRBUS CONDITIONS PRECEDENT

The obligation of Airbus to purchase or procure the purchase of an Aircraft on the terms and conditions set out in this Agreement is conditional upon satisfaction in full, on the Delivery Date (unless otherwise stated), of the following conditions, each in form and substance satisfactory to Airbus:

(a)	Corporate Certificate: ***

(b)	Opinions: ***

(c)	Licences, Consents and Registrations: ***

(d)	***

(e)	***

(i)	***

(ii)	***

(iii)	***

(f)	Representations: ***

(g)	Legality: ***

Aircraft Sale and Purchase Agreement Reference CT1242070	29

(h)	No Total Loss or Material Damage: ***

(i)	Delivery Condition: ***

(j)	Delivery Location: ***

(k)	Process Agent: ***

(l)	Sale Documents: ***

Aircraft Sale and Purchase Agreement Reference CT1242070	30

SCHEDULE 6

FORM OF BILL OF SALE

BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, [          ] (Seller), owner of the aircraft described below (hereinafter referred to as the Aircraft):

1.	one (1) [ ] aircraft bearing manufacturer’s serial number [ ];

2.	two (2) [ ] engines bearing manufacturer’s serial numbers [ ] and [ ];

3.	all equipment, accessories and parts belonging to, installed in or appurtenant to such Aircraft; and

4.	the documents, data and records relating to the Aircraft,

does hereby sell, grant, transfer and deliver all its right, title and interest in and to the Aircraft with full title guarantee to [          ] (the Buyer) to have and hold forever free and clear of all Liens.

The Seller hereby warrants to the Buyer, and its successors and assigns, that there is hereby conveyed to the Buyer, with full title guarantee, all of the Seller’s right, title and interest in and to the Aircraft free and clear of all Liens and that it will warrant and defend such title forever against all claims and demands whatsoever.

Unless otherwise defined herein, all capitalised terms and expressions used in this Bill of Sale shall have the meanings given in the aircraft sale and purchase agreement dated [          ] 2012 and made between China Eastern, China Eastern Aviation Import and Export Corporation and Airbus S.A.S. (the Agreement).

Except as otherwise provided herein or pursuant to the Agreement, the Aircraft is sold on the basis of an as is, where is sale.

This Bill of Sale is governed by English law.

IN WITNESS whereof, the Seller has caused this Bill of Sale to be duly executed at [          ] am/pm in [          ] this [          ] day of [          ]

SIGNED by a duly authorised representative	)
for and on behalf of	)
)
[ ]	)
)
)

in the presence of:

Name:
Address:

Aircraft Sale and Purchase Agreement Reference CT1242070	31

SCHEDULE 7

FORM OF ACCEPTANCE CERTIFICATE

ACCEPTANCE CERTIFICATE RELATING TO ONE (1) [          ] AIRCRAFT,
MANUFACTURER’S SERIAL NUMBER [          ] (the Aircraft)

[          ] (the Buyer) hereby certifies that pursuant to the aircraft sale and purchase agreement dated [          ] 2012 between China Eastern Airlines Corporation Limited, China Eastern Aviation Import and Export Corporation and Airbus S.A.S. (the Agreement):

(a)	[the Buyer has inspected the Aircraft, found it to be complete and satisfactory to it and the Aircraft conforms with the description and is in the condition and equipped as required by the Agreement];

(b)	the Buyer has accepted delivery of the Aircraft; and

(c)	the Buyer [has inspected, found to be complete and satisfactory to it and] has received all of the documents, data and records relating to the Aircraft as required by the Agreement.

Capitalised terms and expressions used in this Acceptance Certificate shall have the meanings given in the Agreement.

Date: [          ] 2012

SIGNED by a duly authorised representative	)
for and on behalf of	)
)
[ ]	)
)
)

in the presence of:

Name:
Address:

Aircraft Sale and Purchase Agreement Reference CT1242070	32

SCHEDULE 8

Intentionally left blank.

Aircraft Sale and Purchase Agreement Reference CT1242070	33

SCHEDULE 9

DELIVERY CONDITION

At delivery of any Aircraft (the Delivery) the Aircraft will comply with each of the conditions set out below (the Delivery Condition). The procedures for ascertaining if the Aircraft comply with the Delivery Condition are set out in paragraphs 3, 5(b) and 6 to 10 hereunder. Except if and where otherwise expressly stated, the Delivery Condition shall be met at China Eastern’s cost.

All references to Airbus hereunder, in its capacity as buyer of the Aircraft, shall be deemed also to include reference to any Airbus Nominee.

Capitalised terms not otherwise defined in this Schedule 9 shall have the same meanings as are ascribed to them in Clause 1 of the Agreement.

1.	General Condition

***

2.	Certificate of Airworthiness Matters

On the Delivery Date the Aircraft shall:

(a)	***

(b)	***

3.	Condition of Engines

(a)	***

(b)	***

4.	Condition of APU

***

Aircraft Sale and Purchase Agreement Reference CT1242070	34

5.	Aircraft Documents

(a)	China Eastern shall provide to Airbus without prejudice to paragraph 12 below:

(i)	***

A.	***

B.	***

C.	***

D.	***

E.	***

F.	***

G.	***

H.	***

I.	***

(ii)	with respect to Engines:-

A.	***

B.	***

C.	***

D.	***

E.	*** and

(iii)	With respect to the APU:-

A.	***

B.	***

C.	***

D.	***

(iv)	***

(v)	***

Aircraft Sale and Purchase Agreement Reference CT1242070	35

(b)	***

6.	Ground Inspection by Airbus

***

7.	Operational Ground Check

***

8.	Acceptance Flight

(a)	***

Aircraft Sale and Purchase Agreement Reference CT1242070	36

(b)	***

9.	***

10.	***

11.	***

12.	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

•	***

as long as any such finding still allows the Aircraft to be released for commercial passenger transport operations under Aviation Authority airworthiness requirements.

Aircraft Sale and Purchase Agreement Reference CT1242070	37

For any issues which may be found unresolved during inspection which China Eastern estimates are necessary to correct and/or do not allow the Aircraft to be released for commercial passenger transport operations under Aviation Authority airworthiness requirements, China Eastern shall repair or replace the part or missing item at its expense. Unless otherwise agreed between Airbus and China Eastern, Airbus shall not require financial compensation as an alternative remedy to such findings.

Aircraft Sale and Purchase Agreement Reference CT1242070	38

SCHEDULE 10

AIRCRAFT DOCUMENTS

Intentionally left blank.

Aircraft Sale and Purchase Agreement Reference CT1242070	39

EXECUTION PAGE – AIRCRAFT SALE AND PURCHASE AGREEMENT

Airbus

SIGNED by a duly authorised representative	)
for and on behalf of	)
)
AIRBUS S.A.S.	)	/s/ John LEAHY
	)	John LEAHY
COO - CUSTOMERS

China Eastern

SIGNED by a duly authorised representative	)
for and on behalf of	)
CHINA EASTERN AIRLINES CORPORATION LIMITED	) ) )
)

Consenting Party SIGNED by a duly authorised representative for and on behalf of CHINA EASTERN AVIATION IMPORT AND EXPORT CORPORATION	) ) ) ) )
)

Aircraft Sale and Purchase Agreement Reference CT1242070	40

EXECUTION PAGE – AIRCRAFT SALE AND PURCHASE AGREEMENT

Sellers

SIGNED by a duly authorised representative for and on behalf of CHINA EASTERN AIRLINES, WUHAN COMPANY	) ) ) ) )
)

SIGNED by a duly authorised representative for and on behalf of CHINA EASTERN YUNNAN AIRLINES	) ) ) )
)

SIGNED by a duly authorised representative for and on behalf of CHINA EASTERN AIRLINES JIANGSU LTD.	) ) ) )
)

SIGNED by a duly authorised representative for and on behalf of SHANGHAI AIRLINES COMPANY LIMITED.	) ) ) )
)

Aircraft Sale and Purchase Agreement Reference CT1242070	41

TOTAL LOSS SIDE LETTER

To:	AIRBUS S.A.S. (Airbus)

1 rond-point Maurice Bellonte 31700 Blagnac Cedex, France

From:	CHINA EASTERN AIRLINES CORPORATION LIMITED (China Eastern)

Bai Yun Airport, Guangzhou 510405, the People’s Republic of China

And:	CHINA EASTERN AVIATION IMPORT AND EXPORT CORPORATION

(the Consenting Party) Hongqiao International Airport, No. 2550 Hongqiao Road, Shanghai 200335, the People’s Republic of China

And:	CHINA EASTERN AIRLINES, WUHAN COMPANY (CES WUHAN)

188 Julong Avenue, Panlongcheng Economic & Technological Development Zone, Wuhan, the People’s Republic of China

And:	CHINA EASTERN YUNNAN AIRLINES (CES YUNNAN)

Wujiaba International Airport, Kunming, Yunnan Province, the People’s Republic of China

And:	CHINA EASTERN AIRLINES JIANGSU LTD. (CES JIANGSU)

Lukou International Airport, Nanjing, the People’s Republic of China

And:	SHANGHAI AIRLINES COMPANY LIMITED (SHANGHAI AIRLINES)

Room 511 Building 6 No. 92, Honggangsan Rd., Hongqiao Airport, Shanghai, the People’s Republic of China

23rd November 2012

Dear Sir or Madam,

1.	We refer to:

(a)	the aircraft sale and purchase agreement (the Agreement) dated today’s date entered into between Airbus, China Eastern, the Consenting Party, CES WUHAN, CES YUNNAN, CES JIANGSU and SHANGHAI AIRLINES (together the Parties) with respect to the sale and purchase of eight (8) Bombardier CRJ-200 and ten (10) Embraer ERJ-145 aircraft (together the Aircraft); and

(b)	***

2.	Capitalised terms used in this Side Letter and not otherwise defined herein shall have the meanings given to them in the Agreement.

3.	***

(i)	***

Total Loss Side Letter	1

(ii)	***

4.	Each Lost Aircraft Credit will be granted subject to the following conditions:

(a)	***

(b)	***

(c)	***

(d)	***

(e)	***

5.	Notwithstanding this Side Letter, the Agreement shall continue in full force and effect in accordance with its terms.

6.	As between the Parties, this Side Letter forms an integral part of the arrangements contemplated by the Agreement and is a “Sale Document”.

7.	Clauses 21 (Miscellaneous), 22 (Confidentiality) and 23 (Law and Jurisdiction) of the Agreement shall each apply to this Side Letter as if set out here in full herein, save that references to the “Agreement” shall instead be read as references to this Side Letter.

8.	Airbus enters into the Agreement and this Side Letter in consideration of China Eastern entering into the Amendment No. 2.

9.	If you agree to the terms of this Side Letter, please sign in acknowledgement and agreement of its terms where indicated below.

Total Loss Side Letter	2

EXECUTION PAGE – TOTAL LOSS SIDE LETTER

Yours faithfully,

SIGNED by a duly authorised representative for and on behalf of CHINA EASTERN AIRLINES CORPORATION LIMITED	) ) ) ) )
)

Signed in acknowledgement and agreement of the terms of this Side Letter

SIGNED by a duly authorised representative	)
for and on behalf of	)
)
AIRBUS S.A.S.	)
	)	/s/ John LEAHY
	)	John LEAHY

COO - CUSTOMERS

Total Loss Side Letter	3

EXECUTION PAGE – TOTAL LOSS SIDE LETTER

Signed in acknowledgement and agreement of the terms of this Side Letter

SIGNED by a duly authorised representative for and on behalf of CHINA EASTERN AVIATION IMPORT AND EXPORT CORPORATION	) ) ) ) )
)

SIGNED by a duly authorised representative for and on behalf of CHINA EASTERN AIRLINES, WUHAN COMPANY	) ) ) ) )
)

SIGNED by a duly authorised representative for and on behalf of CHINA EASTERN YUNNAN AIRLINES	) ) ) )
)

SIGNED by a duly authorised representative for and on behalf of CHINA EASTERN AIRLINES JIANGSU LTD.	) ) ) )
)

SIGNED by a duly authorised representative for and on behalf of SHANGHAI AIRLINES COMPANY LIMITED.	) ) ) )
)

Total Loss Side Letter	4